                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--198, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-49063 of our opinion dated November 23, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Aditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 4, 1998